UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 1, 2005

Gables Residential Trust

(Exact name of registrant as specified in charter)

Maryland	001-12590	58-2077868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton,  FL 33431
(Address of Principal Executive Offices)  (Zip Code)

(561) 997-9700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

       Effective March 1, 2005, David D. Fitch was appointed the Chief Executive Officer of Gables Residential Trust ("Gables" or the "Company") in addition to his role as President.  Mr. Fitch was also appointed to the Board of Trustees of Gables.  In conjunction with this promotion, Chris D. Wheeler was appointed the Executive Chairman of the Board of Trustees of Gables.

      Mr. Fitch, 51, joined Gables in August 2002 as Senior Vice President and Chief Investment Officer and was promoted to President on July 1, 2004.  Prior to joining Gables, he was a Partner at First Florida Capital Corporation.  Prior to joining First Florida, Mr. Fitch was President of the St. Joe Commercial, Inc.  He has also served as Senior Vice President of Insignia Financial Group and Cadillac Fairview Urban Development.

     Mr. Wheeler, 48, joined Gables as Senior Vice President in April 1998 at which time he was also appointed to its Board of Trustees.  He was promoted to Chief Executive Officer and President in April 1999 and to Chairman of the Board of Trustees on January 1, 2000.  Mr. Wheeler was succeeded by Mr. Fitch in his capacity as Chief Executive Officer on March 1, 2005 and as President on July 1, 2004.  Prior to joining Gables, Mr. Wheeler had 16 years of experience with various Trammell Crow entities.

     Gables has an employment agreement with each of Mr. Wheeler and Mr. Fitch that will continue in effect through January 1, 2006.  The employment agreements automatically renew for additional one-year terms unless a notice to the contrary effect is given by either party.  A senior executive severance agreement is also in place for each of Mr. Wheeler and Mr. Fitch.  Such agreements were filed as Exhibits 10.4, 10.5, 10.6, 10.12 and 10.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and are further described in the Company's Proxy Statement relating to its 2004 Annual Meeting of Shareholders.  Such agreements have not been modified as a result of these promotions.

      The Nominating and Corporate Governance Committee of the Board of Trustees of Gables has retained FPL Associates to facilitate the search for an additional independent trustee due to the resignation of Dr. Mike Miles from the Board of Trustees earlier in the year.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.	Description
99.1	Press release of the Company, dated March 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GABLES RESIDENTIAL TRUST

Date:  March 4, 2005                                      By:    /s/ Marvin R. Banks, Jr.
Marvin R. Banks, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company, dated March 4, 2005.